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                         OVB _________________ PORTFOLIO

                         PROXY FOR A SPECIAL MEETING OF
                           SHAREHOLDERS, JULY 16, 2001

      THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEES OF THE ARBOR FUND.

The undersigned hereby appoints _________ and __________, and each of them with full power of substitution as proxy of the undersigned, and hereby authorizes them to represent and to vote, as designated below, at the Special Meeting of Shareholders of The Arbor Fund on behalf of the OVB ____________ Portfolio on July 16, 2001 at 3:00 p.m., Eastern time, and at any adjournments thereof, all of the units of beneficial interest ("Shares") of the OVB ______ Portfolio which the undersigned would be entitled to vote if personally present.

1. Approval of the Agreement and Plan of Reorganization by and between The Arbor Fund and BB&T Funds providing for the transfer of all of the assets of the OVB _____________ Portfolio to the BB&T ___________ Fund in exchange for Shares of the BB&T __________ Fund and the assumption by the BB&T _________ Fund of all of the liabilities of the OVB __________ Portfolio, followed by the liquidation of the OVB __________ Portfolio and the distribution of Shares of the BB&T ___________ Fund to the shareholders of the OVB ___________ Portfolio.

              FOR                       AGAINST                    ABSTAIN
              [ ]                        [ ]                        [ ]

2. To transact any other business as may properly come before the meeting or any adjournment thereof.

              FOR                       AGAINST                    ABSTAIN
              [ ]                        [ ]                        [ ]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS (1) AND (2) AND TO AUTHORIZE THE PROXIES, IN THEIR DISCRETION, TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THE TRUSTEES RECOMMEND A VOTE FOR ITEMS (1) AND (2).

NOTE: Please sign exactly as the name appears on this card. EACH joint owner should sign. When signing as executor, administrator, attorney, trustee or guardian, or as custodian for a minor, please give the full title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partner, please sign in the partnership name.

Please be sure to sign and date this Proxy.

    ----------------------------------------
    Signature of Shareholder(s)

    ----------------------------------------
    Signature of Shareholder(s)

    Dated:______________, 2000

PLEASE EXECUTE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE